Exhibit 10.11

Memorandum of Understanding on Amendments to the “Basic

Agreement (Sales Promotion Initiatives, Advertising, and Acquisition and

Usage Incentives)”

PayPay Corporation (“PP”) and SoftBank Corp. (“SoftBank”) hereby enter into this memorandum of understanding (this “Memorandum”) in order to enact the amendments set out below in connection with the following agreements and memorandums executed between PP and SoftBank: the “Basic Agreement (Sales Promotion Initiatives, Advertising, and Acquisition and Usage Incentives)” dated September 16, 2021 (the “Original Agreement”), the “Memorandum of Understanding on Amendments to the “Basic Agreement (Sales Promotion Initiatives, Advertising, and Acquisition and Usage Incentives)”” dated May 9, 2022, the “Memorandum of Understanding on Amendments to the “Basic Agreement (Sales Promotion Initiatives, Advertising, and Acquisition and Usage Incentives)”” dated September 15, 2022, the “Memorandum of Understanding on Amendments to the “Basic Agreement (Sales Promotion Initiatives, Advertising, and Acquisition and Usage Incentives)”” dated March 24, 2023 and the “Memorandum of Understanding on Amendments to the “Basic Agreement (Sales Promotion Initiatives, Advertising, and Acquisition and Usage Incentives)”” dated March 5, 2024. Note that unless otherwise provided for separately, the definitions of the terms used in this Memorandum shall have the meanings ascribed to them in the Original Agreement.

Article 1 Amendments

Article 12, Paragraph 1 of the Original Agreement shall be amended as follows.

Article 12 Term

1.	The term of this agreement is from the execution date to March 31, 2026.

Article 2 Term

This Memorandum shall be valid from its execution date until the termination of the Original Agreement.

Article 3 Supplementary Provisions

1.	For any matter not set forth herein but provided for in the Original Agreement, the applicable provisions of the Original Agreement shall remain in full force and effect.

2.	PP and Softbank shall settle any matter not provided for in the Original Agreement or this Memorandum and any doubt that arises with respect to the provisions hereof through good-faith consultation.

IN WITNESS WHEREOF, this Memorandum has been prepared via electromagnetic record, to which the parties hereto have agreed and affixed their electronic signatures, and each party retains the electromagnetic record hereof.

Date: March 11, 2025

PP:	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Corporation
Ichiro Nakayama, Representative Director

SoftBank:	1-7-1 Kaigan, Minato-ku, Tokyo
SoftBank Corp.
Junichi Miyakawa, President & CEO